UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): May 3, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
UNS Energy Corporation held its annual meeting of shareholders (Annual Meeting) on May 3, 2013 in Tucson, Arizona. At the Annual Meeting, shareholders elected directors and approved two other proposals.
Proposal 1
Shareholders elected 10 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Bonavia	33,139,752	1,793,785	3,371,933
Lawrence J. Aldrich	34,499,403	434,134	3,371,933
Barbara M. Baumann	34,767,253	166,284	3,371,933
Larry W. Bickle	34,465,289	468,248	3,371,933
Robert A. Elliott	34,768,267	165,270	3,371,933
Daniel W.L. Fessler	34,750,725	182,812	3,371,933
Louise L. Francesconi	34,805,152	128,385	3,371,933
Ramiro G. Peru	34,782,742	150,795	3,371,933
Gregory A. Pivirotto	34,783,043	150,494	3,371,933
Joaquin Ruiz	34,766,087	167,450	3,371,933
Proposal 2
Shareholders approved the selection of independent auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2013, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,765,805	466,619	73,046	—
Proposal 3
Shareholders approved, on an advisory (non-binding) basis, the compensation of the named executives disclosed in the 2013 Proxy Statement, with the vote totals as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,657,240	494,071	782,226	3,371,933

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNS ENERGY CORPORATION (Registrant)

Date: May 6, 2013	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer